UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

POWERSHARES DB BASE METALS FUND

(A Series of PowerShares DB Multi-Sector Commodity Trust)

(Registrant)

DB BASE METALS MASTER FUND

(A Series of DB Multi-Sector Commodity Master Trust) (Rule 140 Co-Registrant)
(Exact name of registrant as specified in its charter)

Delaware	87-0778075 (Registrant) 87-0778076 (Co-Registrant)
(State of incorporation or organization) c/o DB Commodity Services LLC 60 Wall Street New York, New York	(I.R.S. Employer Identification No.) 10005
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Units of Beneficial Interest	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-135422, 333-135422-01, 333-135422-09 and 333-135422-02 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities to be registered contained in Registrant’s Prospectus to be filed with the commission pursuant to Rule 424(b) under the Securities Act (File Nos. 333-135422, 333-135422-01, 333-135422-09 and 333-135422-02) is deemed to be incorporated by reference into this registration statement.

Item 2. Exhibits.

The information required by this item is incorporated by reference to the exhibits to the registration statements previously filed as follows:

Exhibit Number	Description of Document

1.1	Form of Initial Purchaser Agreement*

4.1	Amended and Restated Declaration of Trust and Trust Agreement of the Registrant*

4.2	Amended and Restated Declaration of Trust and Trust Agreement of the Co-Registrant*

4.3	Form of Participant Agreement*

4.4	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)**

10.2	Form of Customer Agreement between the Co-Registrant and Deutsche Bank Securities Inc.*

*Previously filed as an exhibit to Pre-Effective Amendment No. 2 to Form S-1 on December 14, 2006 and incorporated herein by reference.

**Previously filed as an exhibit to Pre-Effective Amendment No. 3 to Form S-1 on December 26, 2006 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The County of New York in the State of New York on the 3rd day of January, 2007.

PowerShares DB Multi-Sector Commodity Trust with

respect to PowerShares DB Base Metals Fund

By: DB Commodity Services LLC,

        its Managing Owner

By: /s/Kevin Rich

        Name: Kevin Rich

        Title: Director and Chief Executive Officer

By: /s/ Gregory Collett

        Name: Gregory Collett

        Title: Chief Operating Officer

DB Multi-Sector Commodity Master Trust with

respect to DB Base Metals Master Fund

By: DB Commodity Services LLC,

        its Managing Owner

By: /s/Kevin Rich

        Name: Kevin Rich

        Title: Director and Chief Executive Officer

By: /s/ Gregory Collett

        Name: Gregory Collett

        Title: Chief Operating Officer

3